UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  October 29, 2009

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2755 Bristol Street, Suite 285
Costa Mesa, CA 92626
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 2, 2009, CNS Response, Inc. (the “Company”) issued a press release to announce that the Delaware Chancery Court had granted the Company relief from certain terms of the Court’s Status Quo Order originally issued on September 28, 2009.  The relief granted by the Court on October 29, 2009 will allow the Company to complete part of its previously announced financing.

A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.  This 8-K, including the press release, does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.  There can be no assurance that the Company will be able to complete all or a portion of its previously announced financing.

Item9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

99.1	Press Release Issued November 2, 2009.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ George Carpenter
November 2, 2009		George Carpenter
Chief Executive Officer

Exhibit Index

99.1	Press Release Issued November 2, 2009.